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                                 PROMISSORY NOTE

                           DIGITALCONVERGENCE.COM INC.

$8,000,000        Dallas, Texas
                                                              January 4, 1999

         DIGITALCONVERGENCE.COM INC., a Delaware corporation (the "Company"), the principal office of which is located at 4264 Kellway Circle, Addison, Texas 75244, for value received hereby promises to pay to Infotainment Telepictures, Inc., or its registered assigns ("Payee"), the sum of Eight Million and 00/100ths Dollars ($8,000,000.00), or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest thereon, as set forth below, on January 31, 2004. Payment of all amounts due hereunder shall be made by registered or certified mail to the registered address of Payee, or at such other address as Payee may, from time to time, designate in writing to the Company.

         The following is a statement of the rights of Payee of this Promissory Note and the conditions to which this Promissory Note is subject, and to which Payee hereof, by the acceptance of this Promissory Note, agrees:

         1. DEFINITIONS. As used in this Promissory Note, the following terms, unless the context otherwise requires, have the following meanings:

              (a) "Anniversary Year" shall mean that period of time commencing on January 4 of each year and terminating on January 3 of the following year.

              (b) "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Promissory Note.

              (c) "Holder," when the context refers to a holder of this Promissory Note, shall mean any person who shall at the time be the registered holder of this Promissory Note.

              (d) "First Level Qualified Public Offering" shall mean the closing of an initial public offering of the common stock of the Company pursuant to which the Company shall raise at least Twenty Million Dollars ($20,000,000) after commissions and underwriting discounts.

              (e) "Second Level Qualified Public Offering" shall mean the closing of an initial public offering of the common stock of the Company pursuant to which the Company shall raise at least Thirty Million Dollars ($30,000,000) after commissions and underwriting discounts.

              (f) "Sale of Assets" shall mean the sale of all or substantially all of the assets of the Company.


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         2.   INTEREST.

              (a) INTEREST RATE. The unpaid principal balance of this Promissory Note shall bear interest at a rate equal to 6.0% per annum from the date hereof until paid in full.

              (b) PAYMENT OF PRINCIPAL AND INTEREST. Accrued interest shall not be payable during the first two Anniversary Years hereof unless otherwise determined by the Board of Directors of the Company. At the end of the second Anniversary Year the accrued amount of interest not paid shall be added to the principal amount of this Promissory Note (collectively, the "Revised Principal Amount") and interest thereafter should be calculated on the Revised Principal Amount or so much of the unpaid principal balance of this Promissory Note then outstanding. During the third Anniversary Year hereof the Company shall pay interest only on a quarterly basis such amounts to be due and payable on March 31, 2001, June 30, 2001, September 30, 2001, and December 31, 2001,
respectively. During the fourth and fifth Anniversary Years quarterly payments of principal and interest shall be due and payable. The amount of the principal payment due for each such quarterly payment, unless earlier paid, shall be 12.5% of the principal amount of this Promissory Note outstanding as of the end of the second Anniversary Year, or if higher, the Revised Principal Amount.

         3. VOLUNTARY PAYMENT. Upon five (5) days' prior written notice to Payee, the Company may PREPAY the principal sum of this Promissory Note, at any time, in whole or in part, plus unpaid accrued interest to the date of payment.

         4.   MANDATORY PAYMENTS.

              (a) UPON LIQUIDATION OF THE COMPANY. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or a Sale of Assets, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of capital stock of the Company by reason of their ownership thereof, all outstanding principal and unpaid accrued interest on this Promissory Note shall be immediately due and payable.

              (b) UPON EVENT OF DEFAULT. Within 30 days of Payee obtaining actual knowledge of the occurrence of an Event of Default (as hereinafter defined), Payee may demand the prepayment of all or any portion of this Promissory Note by submission of written notice of prepayment to the Company. Following the receipt of such notice, the Company shall prepay the portion of this Promissory Note requested to be prepaid as soon as reasonably practicable, but in any event within 30 days of date of such notice. An Event of Default for purposes of this Section 4(b) shall mean: (i) the failure to pay interest or principal on any scheduled payment date; (ii) the filing of any petition, whether voluntary or involuntary, seeking the reorganization or liquidation of the Company under any provision of the Federal Bankruptcy Code or any other federal or state reorganization, insolvency or debtor relief law; or (iii) the appointment of any receiver, liquidator or trustee for the Company or any of its properties by a court order and which appointment is not vacated within 30 days; or (iv) the Company is adjudicated insolvent or the Company shall make an assignment for the benefit of any of its creditors, admit in writing an inability to pay debts when they become due in the ordinary course of its business, or consent to


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the appointment of a receiver, trustee or liquidator for the Company or all or any part of the property of the Company.

              (c) UPON QUALIFIED PUBLIC OFFERING. If, at any time, the Company proposes to make a First Level Qualified Public Offering, then at the closing of the First Level Qualified Public Offering, fifty percent (50%) of the principal amount of this Promissory Note, plus the unpaid accrued interest thereon, shall be prepaid. If, at any time, the Company proposes to make a Second Level Qualified Public Offering, then at the closing of the Second Level Qualified Public Offering, all of the principal amount of this Promissory Note, plus the unpaid accrued interest thereon, shall be prepaid in full.

         5. ASSIGNMENT. The rights of the Company and Payee shall be binding upon and benefit the permitted successors, assigns, heirs, administrators and transferees of the parties.

         6. WAIVER AND AMENDMENT. Any provision of this Promissory Note may be amended, WAIVED or modified upon the written consent of the Company and Payee of this Promissory Note.

         7. SUBORDINATION. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to make payments of principal or interest hereunder if the Company shall, at SUCH time, be in payment default on the payment of any secured debt of the Company or any debentures issued by the Company to investors in the Company.

         8. AGREEMENT NOT TO ATTACH. The Payee, by its acceptance of this Promissory Note, agrees that in the Event of Default as described in subsection 4(b)(i) hereof, and whether or not the Payee shall have obtained a judgment thereon, unless the Company shall also be in default pursuant to subsections 4(b)(ii), (iii) or (iv) hereof, Payee shall not seek, or cause any third party to seek, an attachment on or possession of any of the Company's intellectual property, including but not limited to any of the Company's technology, patents, trademarks, copyrights or any goodwill associated with any of the foregoing.

         9. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if MAILED, by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto by notice so given may change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

         10. PAYMENTS DUE ON SATURDAY, SUNDAY OR LEGAL HOLIDAYS. If an interest payment date for this Promissory Note, or a date fixed for payment or prepayment of all or a portion of this Promissory Note shall be a Saturday, Sunday or, in Dallas, Texas, a legal holiday or a day on which BANKING institutions are authorized or required by law or executive order to close or remain closed, then any such payment need not be made on such date but may be made on the next succeeding day which is not a Saturday, Sunday, or in such city, a legal holiday or a day on


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which banking institutions are closed, with the same force and effect as if made on such required payment date.

         11. GOVERNING LAW. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Texas, excluding that body of law relating to conflict of laws.

         12. HEADINGS; REFERENCES. All headings used herein are used for convenience only and shall not be USED to construe or interpret this Promissory Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

         13. USURY SAVINGS CLAUSE. Regardless of any provision contained herein, or in any document executed in connection herewith, Payee shall never be entitled to receive, collect, or apply, as interest on the indebtedness evidenced hereby, any amount in excess of the maximum rate permitted BY law. If Payee ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if, the principal hereof is paid in full, any remaining excess shall be refunded to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum rate permitted by law, the Company and Payee shall, to the maximum extent permitted under applicable law: (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) prorate, allocate, and spread, the total amount of interest throughout the entire contemplated term hereof, provided, that if the principal balance hereof is paid and performed in full prior to the end of the full contemplated term hereof. However, if the interest received for the actual period of existence thereof exceeds the maximum rate permitted by law, Payee shall either apply or refund to the Company the amount of such excess as herein provided, and in such event, Payee shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum rate permitted by law.

         IN WITNESS WHEREOF, the Company has caused this Promissory Note to be issued this 4th day of January, 1999.

                                        DIGITALCONVERGENCE.COM INC.



                                        By: /s/ J. Jovan Philyaw
                                           ----------------------------
                                           Its: President - Secretary
                                                -----------------------



Name of Holder:   Infotainment Telepictures, Inc.
Address:          4264 Kellway Circle
                  Addison, Texas  75244


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